

                       COMPUTATIONS OF EARNINGS PER SHARE



                                                     --------------------------------------------------------------
Basic earnings per share:                                     1999                  1998                 1997
                                                     --------------------------------------------------------------

Computation of weighted average number of common shares outstanding and common equivalent shares:

Common Shares outstanding at the
  beginning of the period                                   5,083,456             5,135,548            3,984,548

Weighted average number of shares issued
  (retired) during the period                                 (76,868)              (46,902)             431,831
                                                     -----------------     -----------------     ---------------

Weighted average number of common and
  common equivalent shares                                  5,006,588             5,088,646              446,379
                                                      ===============       ===============       ==============

Net Income available to common
  stockholders                                       $     (1,275,867)     $      1,000,007      $       857,376
                                                      ================      ===============       ==============

Earnings per common and common
  equivalent share                                   $           (.25)      $           .20      $           .19
                                                      ===============       ===============       ==============

                                                     --------------------------------------------------------------
Diluted earnings per share:                                  1999                  1998                 1997
                                                     --------------------------------------------------------------


Computation of weighted average number of common shares outstanding and common equivalent shares:

Common Shares outstanding at the beginning
  of the period                                             5,083,456             5,135,548            3,984,548


Weighted average number of shares issued
  (retired) during the period                                 (76,868)              (46,902)             431,831

Weighted average of the common equivalent shares
  attributable to stock options granted,
  computed under the treasury stock method(1)                      --               161,227               88,066
                                                      ---------------       ---------------       --------------

Weighted average number of common and common
  equivalent shares - diluted                               5,006,588             5,249,873            4,504,445
                                                      ===============       ===============       ==============

Net Income available to common stockholders -
  diluted                                             $    (1,275,867)     $      1,000,007      $       857,376
                                                      ===============       ===============       ==============

Earnings per common and common equivalent
  share - diluted                                     $        (  .25)      $           .19      $           .19
                                                      ===============       ===============       ==============


---------------

1     At May 31, 1999, 1998 and 1997,  respectively,  445,500,  67,500 and
      none  stock  options  have  not  been  included   because  they  are
      anti-dilutive.
